 Exhibit (a)(1)(iii)
Notice of Guaranteed Delivery
For Tender of Shares of Common Stock of
The Howard Hughes Corporation
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF NOVEMBER 10, 2022, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Common Shares but:
•
your certificates for the Common Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•
you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•
your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Common Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated October 14, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).
This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date. See Section 3 of the Offer to Purchase.
Deliver to:
the Depositary for the Offer
By Mail:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
For this notice to be validly delivered, it must be received by the Depositary at the address listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Pershing Square, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd., Pershing Square Capital Management, L.P., PS Management GP, LLC, William A. Ackman, D.F. King & Co., Inc., the Information Agent, Jefferies LLC, the Dealer Manager or The Depository Trust Company will not be forwarded to the Depositary and therefore will not constitute valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PS and PS International, the “Purchasers”), upon the terms and subject to the conditions set forth in their Offer to Purchase dated October 14, 2022 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of The Howard Hughes Corporation, $0.01 par value per share (each, a “Common Share”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Number of Common Shares to be tendered:                   Common Shares.
NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW
PRICE (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)
THE UNDERSIGNED IS TENDERING COMMON SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
(1)
COMMON SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Common Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders Common Shares at the purchase price as shall be determined by the Purchasers in accordance with the terms of the Offer.
☐
The undersigned wants to maximize the chance that the Purchasers will accept for payment all of the Common Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Common Shares at, and is willing to accept, the purchase price determined by the Purchasers in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Common Shares being deemed to be tendered at the minimum price of $52.25 per Common Share for purposes of determining the Purchase Price (as defined in the Offer to Purchase). This may effectively lower the Purchase Price and could result in the undersigned receiving a price as low as $52.25 per Common Share.

(2)
COMMON SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Common Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Common Shares at the price checked. The undersigned understands that this action could result in the Purchasers purchasing none of the Common Shares tendered hereby if the purchase price determined by the Purchasers for the Common Shares is less than the price checked below.
☐ $52.25	☐ $53.75	☐ $55.25	☐ $56.75	☐ $58.25	☐ $59.75
☐ $52.50	☐ $54.00	☐ $55.50	☐ $57.00	☐ $58.50	☐ $60.00
☐ $52.75	☐ $54.25	☐ $55.75	☐ $57.25	☐ $58.75
☐ $53.00	☐ $54.50	☐ $56.00	☐ $57.50	☐ $59.00
☐ $53.25	☐ $54.75	☐ $56.25	☐ $57.75	☐ $59.25
☐ $53.50	☐ $55.00	☐ $56.50	☐ $58.00	☐ $59.50
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF COMMON SHARES.

A STOCKHOLDER DESIRING TO TENDER COMMON SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH COMMON SHARES ARE TENDERED. THE SAME COMMON SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

SIGNATURE
Name(s) of Record Holder(s):
(Please Print)
Signature(s):
Address(es):
(Include Zip Code)
Area code and telephone number:
☐
If delivery will be by book-entry transfer, check this box.

Name of tendering institution:
Account number:
PLACE MEDALLION GUARANTEE STAMP BELOW

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the Common Shares being tendered within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Common Shares complies with Exchange Act Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Common Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Common Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, by 5:00 p.m., New York City time, within two trading days (as defined in the Letter of Transmittal) following the Expiration Date.
The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.
Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Date
This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
NOTE: DO NOT SEND COMMON SHARE CERTIFICATES WITH THIS FORM. YOUR COMMON SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.